Exhibit 5
JOINT FILING AGREEMENT
Dated as of February 13, 2007
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of Links Partners, L.P., Inland Partners, L.P., Coryton Management Ltd., Arthur Coady, Elias Sabo and I. Joseph Massoud, on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.01 per share, of COMSYS IT Partners, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 13th day of February, 2007.

LINKS PARTNERS, L.P.

By: Coryton Management Ltd.,
its general partner

By:	/s/ Arthur Coady

Name:	Arthur Coady
Title:	President

INLAND PARTNERS, L.P.

By: Coryton Management Ltd.,
its general partner

By:	/s/ Arthur Coady

Name:	Arthur Coady
Title:	President

CORYTON MANAGEMENT LTD.

By:	/s/ Arthur Coady

Name:	Arthur Coady
Title:	President

ARTHUR COADY

By:	/s/ Arthur Coady

Name:	Arthur Coady

ELIAS SABO

By:	/s/ Elias Sabo

Name:	Elias Sabo

I. JOSEPH MASSOUD

By:	/s/ I. Joseph Massoud

Name:	I. Joseph Massoud